UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2023

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41197	86-3155788
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Tenth Supplemental Indenture

On April 14, 2023, Apollo Global Management, Inc. (the “Company”) and Apollo Asset Management, Inc., a direct subsidiary of the Company (“AAM”, and together with the Company, the “New Guarantors”) entered into a tenth supplemental indenture (the “Tenth Supplemental Indenture”) to the Indenture dated as of May 30, 2014, as previously supplemented on May 30, 2014, January 30, 2015, February 1, 2016, May 27, 2016, April 13, 2017, March 15, 2018, February 7, 2019, June 11, 2019, and June 5, 2020, among (i) Apollo Management Holdings, L.P., an indirect subsidiary of the Company (the “Issuer”), (ii) the guarantors party thereto (collectively the “Existing Guarantors”), and (iii) Computershare Trust Company, National Association (f/k/a Wells Fargo Bank, National Association), as trustee (the “Trustee”).

Pursuant to the Tenth Supplemental Indenture, each New Guarantor agreed to fully and unconditionally, jointly and severally, with the Existing Guarantors, guarantee the Issuer’s: (i) 4.000% Senior Notes due 2024; (ii) 4.400% Senior Notes due 2026; (iii) 5.000% Senior Notes due 2048; (iv) 4.872% Senior Notes due 2029; and (v) 2.650% Senior Notes due 2030.

First Supplemental Indenture

On April 14, 2023, the New Guarantors entered into a first supplemental indenture (the “First Supplemental Indenture”) to the Indenture dated as of December 17, 2019, among the Issuer, the Existing Guarantors, and the Trustee.

Pursuant to the First Supplemental Indenture, each New Guarantor agreed to fully and unconditionally, jointly and severally, with the Existing Guarantors, guarantee the Issuer’s 4.950% Fixed-Rate Resettable Subordinated Notes due 2050.

Guarantor Joinder Agreement to the Credit Agreement

On April 14, 2023, the New Guarantors entered into a guarantor joinder agreement (the “Joinder”) to the Credit Agreement, dated as of October 12, 2022 (as amended, restated, supplemented or otherwise modified from time to time, and together with the Joinder, the “Credit Agreement”), among (i) the Issuer, as the borrower of the Revolving Facility (the “Borrower”); (ii) the Initial Guarantors party thereto; (iii) the other Guarantors party thereto from time to time; (iv) the Lenders party thereto from time to time; (v) the Issuing Banks party thereto from time to time; and (vi) Citibank, N.A., as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used in this description without definition have the meanings set forth in the Credit Agreement.

Pursuant to the Joinder, each New Guarantor guarantees to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, the prompt payment of the Loan Obligations in full when due as set forth in the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: April 14, 2023	By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Chief Legal Officer